SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     FIRST TRUST VALUE LINE(R) DIVIDEND FUND
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                             57-1173626
----------------------------------------- -------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

   1001 Warrenville Road, Suite 300
   Lisle, Illinois                                        60532
----------------------------------------- -------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[  ]


Securities Act registration statement file number to which this form relates: 333-106392.


Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest           American Stock Exchange, Inc.
    $.01 par value per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                        --------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The securities to be registered hereunder are shares of common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust Value Line(R) Dividend Fund (the "Registrant"). An application for listing of the Shares has been filed with the American Stock Exchange, Inc. A description of the Shares is contained under the caption "Description of Shares," at page 20 of the Preliminary Prospectus, which is a part of the Amendment No. 1 to the Registration Statement on Form N-2 (Registration Nos. 333-106392 and 811-21381), filed with the Securities and Exchange Commission on June 30, 2003. Such description is incorporated by reference herein.

ITEM 2.           EXHIBITS

     Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           FIRST TRUST VALUE LINE(R) DIVIDEND FUND



                           By:  /S/ James A. Bowen
                           ______________________________
                           James A. Bowen, President
                           and Chief Executive Officer


July 24, 2003